Exhibit 23.1

ANDERSEN ANDERSEN & STRONG, L.C.
Certified Public Accountants and Business Consultants
Salt Lake City, Utah 84106
Telephone (801) 486-0096
Fax (801) 486-0098

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We have issued our report dated November 30, 2001, accompanying the audited financial statements of Monterey Ventures, Inc. at August 31, 2001 and the related statements of operations, stockholders= equity, and cash flows and for the period January 16, 2001 to August 31, 2001 and hereby consent to the incorporation of such report in a Registration Statement on Form SB-2.

/s/ Andersen Andersen & Strong LC
Andersen Andersen & Strong LC

December 20, 2001